Exhibit 10.46

META GROUP, INC.

2004 STOCK PLAN

1.             Purpose.  The purpose of the META Group, Inc. 2004 Stock Plan (the “Plan”) is to encourage the employees of META Group, Inc. (the “Company”) and of any present or future parent or subsidiary of the Company (collectively, “Related Corporations”) and other individuals who render services to the Company or a Related Corporation, by providing compensation to such persons, including through the opportunity to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) the grant of options which do not qualify as ISOs (“Non-Qualified Options”); (c) awards of stock in the Company (including in the form of stock bonus awards, restricted stock unit awards, stock appreciation rights, phantom stock rights and similar awards, each referred to as a “Stock Grant” and collectively referred to as “Stock Grants”); and (d) opportunities to make direct purchases of stock in the Company (“Purchase Rights”).  Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.”  Options, Stock Grants and authorizations to make Purchase Rights are referred to hereafter collectively as “Stock Rights.”  In addition, the Company may also issue Stock Grants that may be settled in cash (in addition to or in lieu of being settled in stock),  the value of which awards are made with reference to the Company’s Common Stock (“Cash Awards”).  Stock Rights and Cash Awards are collectively referred to as “Awards.”  As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code.  Certain additional terms used in the Plan are defined paragraph 24.

2.             Administration of the Plan.

A.            Board or Committee Administration.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by one or more committees appointed by the Board (the “Committee”); provided that the Plan shall be administered: (i) to the extent required (or made advisable) by applicable regulations under Section 162(m) of the Code, by two or more “outside directors” (as defined in applicable regulations thereunder); and (ii) to the extent required (or made advisable) by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision (“Rule 16b-3”), by a disinterested administrator or administrators within the meaning of Rule 16b-3; and (iii) in any event in accordance with the requirements of the Applicable Laws.  If and to the extent permitted by the Applicable Laws, the Board may appoint one or more officers to administer the Plan with respect to certain classes of participants.  All references in the Plan to the “Committee” shall mean the Board if no Committee has been appointed.  Subject to the terms of the Plan, the Committee shall have full authority to administer the Plan, prescribe the terms and conditions of Awards granted under the Plan, interpret the Plan and agreements reflecting Awards granted under the Plan, and establish and rescind the rules governing the Plan and Awards granted hereunder, which actions and interpretations will be final and binding on all parties.  The authority granted to the Committee includes the authority to:

(i) determine to whom (from among the parties eligible under paragraphs 2.C and 3) Awards will be granted and the number of Shares subject (either directly or by reference) thereto;

(ii) determine the time or times at which Awards will be granted;

(iii) determine the terms and conditions of Awards granted under the Plan (which terms and conditions need not be the same as between different recipients), including without limitation the purchase price of shares subject to an Option or Purchase Rights (which prices will not be less than the minimum price specified in paragraph 6), the vesting or exercisability schedule that applies to an Award (which may include time-based, performance or other conditions, and may include acceleration conditions or conditions relating to the waiver of forfeiture provisions), any pro-rata adjustment to the vesting or exercisability schedule of an Award as a result of the recipient’s transitioning from full- to part-time service (or vice versa), acceptable forms of consideration, the term of Awards, and any repurchase or other forfeiture conditions or restrictions that apply to an Award, based in each case on such factors as the Committee in its sole discretion may deem appropriate;

(iv) approve the forms of agreements reflecting Awards;

(v) determine whether each Option granted shall be an ISO or a Non-Qualified Option;

(vi) amend the terms and conditions of outstanding Awards in a manner that is consistent with the requirements of the Plan (including paragraph 17) with respect to newly-granted Awards, including without limitation to extend the period during which outstanding Options may be exercised;

(vii) establish the performance criteria, if any, applicable to Awards and to determine whether and to what extent such performance criteria applicable to Awards have been satisfied;

(viii) determine whether and to what extent an individual qualifies as an employee for purposes of the Plan, whether and to what extent an individual or entity qualifies as a consultant or advisor for purposes of the Plan, and when any such service relationship has terminated; and

(ix) in order to fulfill the purposes of the Plan and without amending the Plan, establish subplans to the Plan or modify grants of Awards to persons who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

B.            Committee Actions.  The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine.  A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

C.            Grant of Awards to Board Members.  Subject to the provisions of the first sentence of paragraph 2.A above, if applicable, and the requirements of the Applicable Laws, Awards may be granted to members of the Board.  All grants of Awards to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons.  Consistent with the provisions of the first sentence of Paragraph 2.A above, members of the Board who either (i) are eligible to receive grants of Awards pursuant to the Plan or (ii) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Awards.

3.             Eligible Employees and Other Eligible Service Providers.  ISOs may be granted only to employees of the Company or any Related Corporation.  Non-Qualified Options, Stock Grants, Purchase Rights and Cash Awards may be granted to any employee, officer or director (whether or not also an employee) or consultant or advisor of the Company or any Related Corporation.  The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant an Award.  The granting of any Award to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Awards.

4.             Stock.  The stock subject to Awards shall be authorized but unissued shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner.  Subject to adjustment as provided in paragraph 15, the maximum aggregate number of shares of Common Stock that may be issued and sold pursuant to the Plan is 600,000 shares, plus (1) an additional 600,000 shares (or such lesser number as is determined by the Board) on the first day of each of our fiscal years 2005, 2006, 2007 and 2008 (for a maximum aggregate number of shares of 2,400,000), and (2) up to an additional 1,500,000 shares that (a) remain available for issuance under the Company’s 1995 Stock Plan upon termination of the 1995 Stock Plan, and (b) are subject to options and other awards granted under the 1995 Stock Plan upon cancellation or expiration of such options and other awards where such cancellations and expirations occur after termination of the 1995 Stock Plan.  If any Award granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, or the shares subject to an Award are repurchased by or otherwise forfeited to the Company, the shares of Common Stock subject to such Award shall again be available for grants of Awards under the Plan.

Subject to the provisions of paragraph 15, the maximum aggregate number of shares that may be made subject to Awards to any individual employee during any fiscal year of the Company will not exceed 500,000; provided however if the Award is made in connection with the participant’s initial hiring by the Company such limit will be 1,000,000 shares.  If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

5.             Granting of Awards.  Awards may be granted under the Plan at any time on or after May, 24, 2004 and prior to May 24, 2014.  The date of grant of an Award under the Plan will be the date specified by the Committee at the time it grants the Award; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.  Options granted under the Plan are intended to qualify as performance-based compensation to the extent required or permitted under Proposed Treasury Regulation Section 1.162-27.

6.             Minimum Price Applicable to Awards; ISO Limitations.

A.            Price for Stock Rights.  Subject further to the requirements of paragraphs 6.B and 6.C below, the purchase price per share of stock granted in any Stock Right under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized, and if no minimum legal consideration is prescribed, shall be any such amount (including no amount) as is determined by the Committee in its sole discretion.

B.            Price for Non-Qualified Options.  The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant.

C.            Price for ISOs.  The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.  For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

D.            $100,000 Annual Limitation on ISO Vesting.  Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000.  The Company intends that any Options granted in excess of such limitation be designated as Non-Qualified Options.

7.             Option Duration.  Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6.C.  Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 18.

8.             Exercise of Option.  Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

A.            Vesting.  The Option may be subject to vesting and may either be fully exercisable on the date of grant (in which case it may also be subject to a Company repurchase right or other forfeiture feature) or may become exercisable only as the optionee vests in the Option shares thereafter in such installments or on such basis as the Committee may specify.

B.            Full Vesting of Installments.  Once an installment becomes vested and exercisable it shall remain vested and exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

C.            Partial Exercise.  Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

D.            Acceleration of Vesting.  The Committee shall have the right to accelerate the date that any installment of any Option becomes vested and exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 18) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6.D.

E.             Rights as Stockholder.  The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by such Option until the date of the shares are issued (as evidenced by appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) to the holder.  Except as expressly provided above in paragraph 15 with respect to changes in capitalization and stock dividends, no adjustment shall be made to an Option for dividends or similar rights for which the record date is before the date such stock certificate is issued.

9.             Termination of Employment or Service Relationship.

A.            Affect of Termination on Awards Generally.  The Committee shall specify what effect, if any, termination of the participant’s employment or other service relationship with the Company and all Related Corporations has on an Award, including the effect of such termination on the term of the Award and the exercisability of the Award following termination.  Unless otherwise specifically provided for by the Committee, termination of employment will terminate all vesting applicable to an Award.  Generally, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to reemployment is guaranteed by statute.  A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the participant after the approved period of absence.

B.            Effect of Termination on ISOs.  Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become vested or exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unvested or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 18.

C.            Change in Service Status.  ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.  With respect to service-related requirements applicable to Awards other than ISOs granted under the Plan, and unless otherwise specified in the Award agreement, such Awards will not be affected by any change of employment within or among the Company and Related Corporations, and will not be affected by changes in status from one type of service-provider to another, so long as the participant continues to be an employee, director, consultant or advisor of or to the Company or any Related Corporation.

D.            No Guarantee of Employment.  Nothing in the Plan shall be deemed to give any grantee of any Award the right to be retained in employment or in any other service relationship by the Company or any Related Corporation for any period of time.

10.          Affect of Death and Disability of Participant on ISOs.

A.            Death.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO, or (ii) one year from the date of the optionee’s death.

B.            Disability.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she was vested in anc could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee’s employment.  For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or any successor statute.

11.          Assignability.  Generally, no Award will be assignable or transferable by the grantee except by will, by the laws of descent and distribution or pursuant to a valid domestic relations order.  Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.  Notwithstanding the above, the Committee may in its discretion grant Awards with limited transferability rights provided such rights conform to the requirements of the Applicable Laws (including without limitation the rules and instructions of Form S-8 (or any successor form) and the rules and regulations governing Incentive Stock Options).

12.          Terms and Conditions of Options.  Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options.  The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine.  The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.          Stock Grants and Purchases Rights.

A.            Agreement.  The agreement reflecting a Stock Grant or Purchase Right will contain provisions regarding (i) the number of shares subject to the Award or a formula for determining such number; (ii) subject to paragraph 6 above and paragraph 16 below, the purchase price (if any) applicable to the Award and the means of payment for the shares subject thereto; (iii) the performance criteria (if any) and level of achievement versus these criteria that will determine the number of shares to be granted, issued, retainable and/or vested; (iv) the terms and conditions of the grant, issuance, vesting and/or forfeiture of the shares; (v) the time or times upon which the Award may be settled; (vi) arrangements for deferred distribution of shares issuable pursuant to the Award; (vii) restrictions on transferability of the Award or Award shares; (vii) any other restrictions applicable to the Award or the shares issued pursuant to the Award (including without limitation, and if permitted under the Applicable Laws, restrictions on the right to receive dividends or vote unvested or unissued shares subject to an Award); and (ix) such further terms and conditions in each case not inconsistent with the Plan as may be determined by the Committee.

B.            Restrictions and Performance Criteria.  Performance criteria may be based on financial or other corporate performance measures, the participant’s personal performance evaluations and/or completion of service by the participant.

C.            Rights as Stockholder.  Unless otherwise provided by the Committee, the participant will have the rights equivalent to those as a stockholder and will be a stockholder only after shares subject to an Award are issued (as evidenced by appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) to the participant.  Unless otherwise provided for by the Committee at the time of grant of a restricted stock unit Award, the participant holding such Award will be entitled to receive dividend payments as if he or she were an actual stockholder with respect to the shares subject to the restricted stock unit Award.

14.          Cash Awards.  When granting a Stock Grant (or subject to the final sentence of paragraph 17, through amendment after grant), the Committee may provide that such Award may be settled in cash, either as an alternative or in addition to being settled in stock.  To the extent the Committee makes provision for such cash settlement, it will reflect this provision and the terms thereof in the Award agreement, which agreement may contain the same terms and conditions, adjusted to apply to the cash-settlement feature, as are outlined in paragraph 13.A above.

15.          Adjustments.  Upon the occurrence of any of the following events, a participant’s rights with respect to Awards granted to such participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the participant and the Company relating to such Award:

A.            Stock Dividends and Stock Splits.  Subject to any action required under Applicable Laws by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the specific share numbers set forth in paragraph 4 above (including the number of shares that have been authorized for issuance under the Plan as set forth in paragraph 4 but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, expiration, forfeiture or repurchase of an Award or Award shares), as well as the price per share of Common Stock (including the price at which any repurchase right with respect to shares can be exercised) covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

B.            Consolidations or Mergers.  If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (ii) upon written notice to the participants, provide that all Awards must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; or (iii) terminate all Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Awards (to the extent then exercisable) over the exercise price thereof.

C.            Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a participant upon exercising or being issued shares pursuant to an Award shall be entitled to receive for the purchase price paid upon such exercise (or upon any other issuance) of the securities he or she would have received if he or she had exercised such Award prior to such recapitalization or reorganization.

D.            Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs.  If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

E.             Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each outstanding Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F.             Issuances of Securities.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Awards.  No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

G.            Fractional Shares.  No fractional shares shall be issued under the Plan and the participant shall receive from the Company cash in lieu of such fractional shares.

16.          Means of Exercising Awards.  An Award (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate.  Such notice shall identify the Award being exercised and specify the number of shares as to which such Award is being exercised, accompanied by full payment of the purchase price (if any) therefor either (a) in United States dollars in cash, check or wire transfer, (b) at the discretion of the Committee and subject to such conditions as the Committee may impose, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Award, (c) with respect to Options, at the discretion of the Committee and consistent with the Applicable Laws, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) or (c) above, or through any other method of consideration that is permitted under the Applicable Laws.  If the

Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question.

17.          Term and Amendment of Plan.  This Plan was originally adopted by the Board on April __, 2004 and approved by the stockholders of the Company on May 24, 2004.  The Plan shall expire at the end of the day on May 24, 2014 (except as to Awards outstanding on that date).  The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders the Board may not:  (a) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 15); (b) materially increase the benefits accruing to participants under the Plan (provided that exercise of the Committee’s expressly permitted authority under the Plan shall not in any event constitute such a material increase in benefits); (c) materially modify the requirements as to eligibility for participation in the Plan; (e) modify the provisions of paragraph 6 regarding the minimum prices at which shares must be purchased subject to Awards (except by adjustment pursuant to paragraph 15); (f) extend the expiration date of the Plan; (g) expand the types of Awards that may be granted under the Plan (provided that the Committee’s interpretation of the types of Awards that may be granted as Stock Grants and Cash Awards shall not be construed as an expansion of the types of Awards permitted under the Plan so long as the terms of those Awards, in whatever form they take, otherwise comply with the Plan); (h) reprice outstanding Options; or (i) take any other action for which stockholder approval is mandated under the Applicable Laws.

Except as otherwise provided in this paragraph 17, in no event may action of the Board, the Committee or stockholders alter or impair the rights of a Plan participant with respect to an outstanding Award, without such participant’s consent.

18.          Conversion of ISOs into Non-Qualified Options.  The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion.  Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs.  At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan.  Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

19.          Application Of Funds.  The proceeds received by the Company from the sale of shares pursuant to Awards granted under the Plan shall be used for general corporate purposes.

20.          Notice to Company of Disqualifying Disposition.  By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan.  A “Disqualifying Disposition”is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

21.          Withholding of Additional Income Taxes.  As a condition of the grant, vesting or settlement of, or the issuance of shares subject to, an Award granted under the Plan, or upon a Disqualifying Disposition (as defined in paragraph 20), the participant (or in the case of the participant’s death, the person exercising the Award or otherwise entitled to receive shares or other property subject to an Award) will make such arrangements as the Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Award or the issuance of shares.  The Company will not be required to issue any shares under the Plan until such obligations are satisfied by the participant (or such other person).  If the Committee allows the withholding of shares subject to an Award to satisfy a participant’s tax withholding obligations under this paragraph 21, the Committee will not allow withholding of shares in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.  All elections by a participant to have shares withheld for this purpose will be subject to the Applicable Laws and will be made in such form and under such conditions as the Committee may provide.

22.          Governmental Regulation.  The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any shares or other property under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  As a condition to the grant or exercise of an Award, the Company may require the person receiving or exercising the Award to represent and warrant at the time of any such event that the shares are being received or purchased are for investment only and that the recipient of such shares does not have any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan.  For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by recipients of Awards under the Plan.

23.          Governing Law.  The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

24.          Definitions.  As used in this Plan, the following definitions apply:

(a)           “Applicable Laws” means the legal requirements relating to the administration of stock option, restricted purchase and stock award plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Stock Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)           “Fair Market Value” means, as of the date of grant of an Award or as of the applicable date for any other purpose under the Plan, or if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to such date:  (i) the average (on that date) of the high and low prices of the Common Stock on the principal Stock Exchange on which the Common Stock is traded, if the Common Stock is then traded on a Stock Exchange; or (ii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a Stock Exchange.  If the Common Stock is not publicly traded at the time an Award is granted under the Plan, “fair market value” shall mean the value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

(c)           “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.